UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 27, 2004


                         PARALLEL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


          0-13305                                        75-1971716
(Commission file number)                   (IRS employer identification number)


1004 N. Big Spring, Suite 400, Midland, Texas              79701
 (Address of principal executive offices)                (Zip code)


                                 (432) 684-3727
              (Registrant's telephone number including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01 Completion of Acquisition or Disposition of Assets.

     As reported in our Form 8-K Report dated September 16, 2004 and filed with the Securities and Exchange Commission on September 22, 2004, Parallel, L.P., a wholly-owned subsidiary of Parallel Petroleum Corporation, entered into an Asset Sale Agreement with Chevron U.S.A. Inc. on September 16, 2004. Under this Asset Sale Agreement, Parallel, L.P. agreed to purchase producing oil and gas properties located in the Fullerton Field of Andrews County, Texas in the Permian Basin of west Texas.

     Parallel, L.P. completed the acquisition of the properties on September 27, 2004. The effective date of the acquisition is January 1, 2004.

     The total purchase price, excluding adjustments, for the properties was $16,080,470. The net purchase price, including all adjustments, was $15,245,592.

     Before the purchase, Parallel, L.P. owned a 64.125% working interest in the same properties acquired from Chevron. After the purchase, Parallel, L.P. now owns a 89.125% working interest and 81.11% net revenue interest in the properties. The additional interests acquired from Chevron represent an estimated 1.91 million equivalent barrels of proved oil reserves, of which approximately 79% is proved developed producing reserves.

     Under the Asset Sale Agreement, Parallel, L.P. acquired approximately 1,480 gross (370 net) acres and 100 gross (25 net) producing oil and gas wells. The wells produce from the San Andres formation at a depth of approximately 4,400 feet. Daily production from the additional interests is approximately 260 equivalent barrels of oil per day.

     The Asset Sale Agreement resulted from Parallel's exercise of a preferential right to purchase upon being notified by Chevron that Chevron had entered into an agreement to sell the properties to a third party. As required by the preferential right to purchase, Parallel's purchase of the properties was completed upon the same terms and conditions as had been agreed to between Chevron and the third party, the purchase price and working interest being proportionately reduced among all parties exercising their preferential right to purchase.

     Neither Parallel Petroleum Corporation nor Parallel, L.P. has any relationship with Chevron, other than in respect of the Asset Sale Agreement.

     The purchase price was financed with loan proceeds drawn under Parallel's revolving credit facility provided by First American Bank, SSB, BNP Paribas, Citibank, F.S.B. and Western National Bank. You can find additional information about our credit facility in our Form 8-K Report dated September 27, 2004 and filed with the Securities and Exchange Commission on October 1, 2004.

     All of the properties acquired from Chevron were pledged as additional collateral to further secure the payment and performance of Parallel's indebtedness and obligations under the revolving credit facility.


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



Item 9.01 Financial Statements and Exhibits.

          (a)  Financial Statements.

     It is impractical to provide the financial statements required by Item 9.01 of this Current Report on Form 8-K at the time of filing hereof. Such financial statements will be filed not later than December 13, 2004.



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



          (c)  Exhibits.

               Exhibit No.           Description


                 10.1 Asset Sale Agreement, dated September 16, 2004, between Parallel, L.P. and Chevron U.S.A. Inc. (Incorporated by reference to Exhibit 10.1 of the Registrant's Form 8-K Report dated September 16, 2004 and filed with the Securities and Exchange Commission on September 16, 2004)


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


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 30, 2004


                         PARALLEL PETROLEUM CORPORATION


                         By: /s/ Larry C. Oldham
                         ------------------------------------
                         Larry C. Oldham, President and Chief
                         Executive Officer


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